Exhibit 99.1

NEUEHEALTH REPORTS FOURTH QUARTER AND FULL YEAR 2024 RESULTS

•Delivered strongest financial performance to date in 2024, resulting from continued success of value-driven, consumer-centric care model
•Drove positive Adjusted EBITDA for the fourth consecutive quarter in 2024, establishing the foundation for continued strong performance in 2025 and beyond
•Generated significant growth to start 2025, serving 717,000 consumers, an increase of 48% compared to 2024

DORAL, Fla. (March 20, 2025) (BUSINESSWIRE) – NeueHealth, Inc. (“NeueHealth” or the “Company”) (NYSE: NEUE), the value-driven healthcare company, today reported financial results for its fourth quarter and full year ended December 31, 2024.

“In 2024, we delivered our strongest financial performance to date, demonstrating the power of our value-driven, consumer-centric care model,” said Mike Mikan, President and CEO of NeueHealth. “We have established a strong foundation to drive strategic growth in 2025 with a focus on serving more consumers in new and existing markets and building on the relationships we have formed with payors and providers across the industry. I am excited for the future of our company and believe we are well-positioned to continue to bring a seamless, more coordinated care experience to all in 2025 and beyond.”

Key Metrics

	As of December 31,
	2024	2023
Consumer and Patient Metrics
Value-Based Consumers served	360,000	355,000
Enablement Services Lives	123,000	106,000

	Three Months Ended		Years Ended
($ in thousands)	December 31,		December 31,
	2024	2023	2024	2023
Financial Metrics
Revenue	$232,638	$292,871	$936,657	$1,160,802
Net Income (Loss)	$2,523	$(460,572)	$(99,717)	$(1,265,808)
Net Loss from Continuing Operations	$(42,480)	$(62,827)	$(102,058)	$(627,742)
Adjusted EBITDA (non-GAAP)	$5,482	$(10,356)	$22,496	$(8,480)

See the table at the end of this release for additional information and a reconciliation of the non-GAAP measures used in the table above. See table at the end of this release for more detail.

Earnings Conference Call

As previously announced, NeueHealth will discuss the Company’s results, strategy, and outlook on a conference call with investors at 8:00 a.m. Eastern Time today. NeueHealth will host a live webcast of this conference call which can be accessed from the Investor Relations page of the Company’s website (investors.neuethealth.com). Following the call, a webcast replay will be available on the same site. This earnings release and the Form 8-K filed March 20, 2025 can be accessed on the Investor Relations page of the Company’s website. We routinely post important information on our website, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included in the Investor Relations section of our website. Accordingly, investors should monitor this portion of our website, in addition to following our press releases, U.S. Securities and Exchange Commission (“SEC”) filings and public conference calls and webcasts.

About NeueHealth

NeueHealth is a value-driven healthcare company grounded in the belief that all health consumers are entitled to high-quality, coordinated care. By uniquely aligning the interests of health consumers, providers, and payors, NeueHealth helps to make healthcare accessible and affordable to all populations across the ACA Marketplace, Medicare, and Medicaid. NeueHealth delivers high-quality clinical care to over 500,000 health consumers through owned clinics and unique partnerships with over 3,000 affiliated providers. We also enable independent providers and medical groups to thrive in performance-based arrangements through a suite of technology and services scaled centrally and deployed locally. We believe our value-driven, consumer-centric care model can transform the healthcare experience and maximize value across the healthcare system. For more information, visit: www.neuehealth.com.

Additional Information and Where to Find It

On December 23, 2024, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with NH Holdings 2025, Inc. ("Parent"), pursuant to which, if all applicable conditions are satisfied or waived, the Company will become a wholly owned subsidiary of Parent (the “Transaction”). Parent is indirectly controlled by private investment funds affiliated with New Enterprise Associates, Inc. ("NEA").

In connection with the Transaction, the Company has filed with the SEC a preliminary proxy statement on Schedule 14A (as amended, the “Proxy Statement”), the definitive version of which will be sent or provided to Company stockholders. The Company, affiliates of the Company and affiliates of NEA intend to jointly file a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”) with the SEC. The Company may also file other documents with the SEC regarding the transaction. This Current Report on Form 8-K is not a substitute for the Proxy Statement, the Schedule 13E-3 or any other document which the Company may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE SCHEDULE 13E-3 AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE COMPANY OR THE TRANSACTION BECAUSE THESE DOCUMENTS CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement, the Schedule 13E-3 and other documents that are filed or will be filed with the SEC by the Company, when such documents become available, through the website maintained by the SEC at www.sec.gov or through the Company’s website at https://investors.neuehealth.com/home/default.aspx.

The Transaction will be implemented solely pursuant to the Merger Agreement, which contains the full terms and conditions of the transaction.

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from stockholders of the Company in connection with the proposed transaction. Information regarding the Company’s directors and executive officers is available in the definitive proxy statement for the 2024 annual meeting of stockholders of the Company, which was filed by the Company with the SEC on April 1, 2024 (the “Annual Meeting Proxy Statement”), and is available in the Proxy Statement. Please refer to the sections captioned “Executive Compensation,” “Director Compensation,” and “Security Ownership of Certain Beneficial Owners and Management” in the Annual Meeting Proxy Statement and the section captioned "Security Ownership of Certain Beneficial Owners and Management" in the Proxy Statement. Holdings of the Company’s securities by certain of the Company’s employees, and any changes in the holdings of the Company’s securities by the Company’s directors or executive officers from the amounts described in the Proxy Statement, have been reflected in the following Statements of Change in Ownership on Form 4 filed with the SEC: Form 4, filed by George Lawrence Mikan III on March 17, 2025; Form 4, filed by Jay Matushak on March 17, 2025; Form 4, filed by Tomas Orozco on March 17, 2025; Form 4, filed by Jeffery Michael Craig on March 17, 2025; and Form 4, filed by Jeffrey J. Scherman on March 17, 2025. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the proposed Transaction when they become available. Free copies of the Proxy Statement and such other materials may be obtained as described in the preceding paragraph.

Forward-Looking Statements

Statements made in this release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. These statements often include words such as “anticipate,” “expect,” “plan,” “believe,” “intend,” “project,” “forecast,” “estimates,” “projections,” “outlook,” “ensure,” and other similar expressions. These forward-looking statements include any statements regarding our plans and expectations. Such forward-looking statements are subject to various risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Factors that might materially affect such forward-looking statements include: the failure to complete the Transaction on the anticipated terms and within the anticipated timeframe, including as a result of failure to obtain required stockholder or regulatory approvals or to satisfy other closing conditions; potential litigation relating to the Transaction that could be instituted against NEA, the Company or their respective affiliates, directors, managers, officers or employees, and the effects of any outcomes related thereto; potential adverse reactions or changes to our business relationships or operating results resulting from the announcement, pendency or completion of the transaction; the risk that our stock price may decline significantly if the Transaction is not consummated; certain restrictions during the pendency of the Transaction that may impact our ability to pursue certain business opportunities or strategic transactions; costs associated with the Transaction, which may be significant; the occurrence of events, changes or other circumstances that could give rise to the termination of the Merger Agreement, including in circumstances requiring us to pay a termination fee; our ability to continue as a going concern; expectations and outcomes related to the NEA Merger Agreement; our ability to comply with the terms of our credit facility or any credit facility into which we enter in the future; our ability to receive the remaining proceeds from the sale of our Medicare Advantage (“MA”) business in California in a timely manner; our ability to obtain any short or long term debt or equity financing needed to operate our business; our ability to quickly and efficiently complete the wind down of our remaining Individual and Family Plan (“IFP”) businesses and MA businesses outside of California, including by satisfying liabilities of those businesses when due and payable; potential disruptions to our business due to the Transaction or corporate restructuring and any resulting headcount reduction; our ability to accurately estimate and effectively manage the costs relating to changes in our business offerings and models; a delay or inability to withdraw regulated capital from our subsidiaries; a lack of acceptance or slow adoption of our business model; our ability to retain existing consumers and expand consumer enrollment; our and our Care Partner’s abilities to obtain and accurately assess, code, and report risk adjustment factor scores; our ability to contract with care providers and arrange for the provision of quality care; our ability to accurately estimate medical expenses; our ability to obtain claims information timely and accurately; the impact of any pandemic or epidemic on our business and results of operations; the risks associated with our reliance on third-party providers to operate our business; the impact of modifications or changes to the U.S. health insurance markets; the impact of changes to federal funding for government healthcare programs; our ability to manage any growth of our business; our ability to operate, update or implement our technology platform and other information technology systems; our ability to retain key executives; our ability to successfully pursue acquisitions and integrate acquired businesses and divest businesses as needed; the occurrence of severe weather events, catastrophic health events, natural or man-made disasters, and social and political conditions or civil unrest; our ability to prevent and contain data security incidents and the impact of data security incidents on our members, patients, employees and financial results; our ability to comply with requirements to maintain effective internal controls; the outcome of threatened or pending litigation and risks of future legal disputes; the impacts resulting from new (or change to existing) laws, regulations and executive actions; our ability to mitigate risks associated with our ACO REACH and related businesses, including any unanticipated market or regulatory developments; and the other factors set forth under the heading “Risk Factors” in the Company’s reports on Form 10-K, Form 10-Q, and Form 8-K (including all amendments to those reports) and our other filings with the SEC. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or changes in our expectations.

###

Investor Contact:
IR@neuehealth.com

Media Contact:
media@neuehealth.com

NeueHealth, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)
(Unaudited)

	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$83,295	$87,299
Short-term investments	9,871	6,265
Accounts receivable, net of allowance of $27 and $14,023, respectively	36,594	39,084
ACO REACH performance year receivable	95,075	115,878
Current assets of discontinued operations	173,006	822,570
Prepaids and other current assets	36,807	17,831
Total current assets	434,648	1,088,927
Other assets:
Property, equipment and capitalized software, net	11,240	14,499
Intangible assets, net	71,064	93,238
Other non-current assets	27,431	28,816
Total other assets	109,735	136,553
Total assets	$544,383	$1,225,480
Liabilities, Redeemable Noncontrolling Interest, Redeemable Preferred Stock and Shareholders’ Equity (Deficit)
Current liabilities:
Medical costs payable	$124,360	$157,903
Accounts payable	6,298	11,841
Short-term borrowings	2,000	303,947
Current liabilities of discontinued operations	344,651	699,758
Risk share payable to deconsolidated entity	123,981	123,981
Warrant liability	29,738	13,971
Other current liabilities	79,200	79,856
Total current liabilities	710,228	1,391,257
Long-term borrowings	202,614	66,400
Other liabilities	17,649	22,441
Total liabilities	930,491	1,480,098
Commitments and contingencies
Redeemable noncontrolling interests	48,580	88,908
Redeemable Series A preferred stock, 0.0001 par value; 750,000 shares authorized in 2024 and 2023; 750,000 shares issued and outstanding in 2024 and 2023	747,481	747,481
Redeemable Series B preferred stock, 0.0001 par value; 175,000 shares authorized in 2024 and 2023; 175,000 shares issued and outstanding in 2024 and 2023	172,936	172,936
Shareholders’ equity (deficit):
Common stock, 0.0001 par value; 3,000,000,000 shares authorized in 2024 and 2023; 8,320,959 and 8,053,576 shares issued and outstanding in 2024 and 2023, respectively	1	1
Additional paid-in capital	3,099,423	3,056,027
Accumulated deficit	(4,442,529)	(4,307,849)
Accumulated other comprehensive loss	—	(122)
Treasury stock, at cost, 31,526 shares at December 31, 2024 and 2023	(12,000)	(12,000)
Total shareholders’ equity (deficit)	(1,355,105)	(1,263,943)
Total liabilities, redeemable noncontrolling interests, redeemable preferred stock and shareholders’ equity (deficit)	$544,383	$1,225,480

NeueHealth, Inc. and Subsidiaries
Consolidated Statements of Income (Loss)
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Revenue:
Capitated revenue	$63,076	$60,091	$259,881	$219,774
ACO REACH revenue	154,249	219,659	625,339	896,504
Service revenue	15,036	13,051	50,393	44,438
Investment income (loss)	277	70	1,044	86
Total revenue	232,638	292,871	936,657	1,160,802
Operating expenses:
Medical costs	184,892	264,864	742,140	996,582
Operating costs	72,786	65,441	273,900	287,138
Bad debt expense	—	4,353	14	27,407
Restructuring charges	775	123	956	6,990
Goodwill impairment	—	—	—	401,385
Intangible assets impairment	—	—	11,411	—
Depreciation and amortization	3,602	4,025	15,646	18,296
Total operating expenses	262,055	338,806	1,044,067	1,737,798
Operating loss	(29,417)	(45,935)	(107,410)	(576,996)
Interest expense	6,248	11,205	18,701	38,203
Warrant expense	7,487	4,097	3,661	13,971
Gain on troubled debt restructuring	—	—	(30,311)	—
Loss from continuing operations before income taxes	(43,152)	(61,237)	(99,461)	(629,170)
Income tax (benefit) expense	(672)	1,590	2,597	(1,428)
Net loss from continuing operations	(42,480)	(62,827)	(102,058)	(627,742)
Gain (Loss) from discontinued operations, net of tax	45,003	(397,745)	2,341	(638,066)
Net Income (Loss)	2,523	(460,572)	(99,717)	(1,265,808)
Net earnings from continuing operations attributable to noncontrolling interests	(5,245)	230,856	(34,963)	114,354
Series A preferred stock dividend accrued	(10,801)	(10,305)	(42,184)	(40,139)
Series B preferred stock dividend accrued	(2,424)	(2,311)	(9,466)	(9,006)
Net loss attributable to NeueHealth, Inc. common shareholders	$(15,947)	$(242,332)	$(186,330)	$(1,200,599)

Basic and diluted (loss) income per share attributable to NeueHealth, Inc. common shareholders
Continuing operations	$(7.41)	$19.54	$(22.93)	$(70.72)
Discontinued operations	5.47	(50.01)	0.28	(80.22)
Basic and diluted loss per share	(1.94)	(30.47)	(22.65)	(150.94)

Basic and diluted weighted-average common shares outstanding	8,226	7,954	8,226	7,954

NeueHealth, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Years Ended December 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(99,717)	$(1,265,808)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	15,646	24,167
Impairment of intangible assets	11,411	—
Impairment of goodwill	—	587,535
Share-based compensation	70,207	83,692
Payment-In-Kind (“PIK”) Interest	17,005	—
Deferred income taxes	—	(3,063)
Gain on troubled debt restructuring	(30,311)	—
Net accretion of investments	(229)	(17,986)
Loss on disposal of property, equipment, and capitalized software	709	6,418
Gain on sale of California MA business	(65,210)	—
Other, net	5,135	1,858
Changes in assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	(2,001)	(7,756)
ACO REACH performance year receivable	20,803	(16,697)
Other assets	(10,162)	191,441
Medical cost payable	(55,254)	(635,616)
Risk adjustment payable	(14,311)	(1,652,744)
Accounts payable and other liabilities	(3,941)	(149,325)
Unearned revenue	79	(10,614)
Warrant liability	16,924	13,971
Risk share payable to deconsolidated entity	—	123,981
Net cash (used in) provided by operating activities	(123,217)	(2,726,546)
Cash flows from investing activities:
Purchases of investments	(14,963)	(837,074)
Proceeds from sales, paydown, and maturities of investments	7,069	1,960,283
Purchases of property and equipment	(2,333)	(2,897)
Proceeds from sale of business, net	197,121	(682)
Net cash provided by (used in) investing activities	186,894	1,119,630
Cash flows from financing activities:
Proceeds from long-term borrowings	119,804	66,400
Proceeds from short-term borrowings	2,000	—
Repayments of short-term borrowings	(273,636)	—
Purchase of non-controlling interests	(93,950)	—
Distributions to noncontrolling interest holders	(7,770)	(16,494)
Net cash (used in) provided by financing activities	(253,552)	49,906
Net increase (decrease) in cash and cash equivalents	(189,875)	(1,557,010)
Cash and cash equivalents – beginning of year	$375,280	$1,932,290
Cash and cash equivalents – end of period	$185,405	$375,280

NeueHealth, Inc. and Subsidiaries
Segment Information
(in thousands)
(Unaudited)

NeueCare
($ in thousands)	Three Months Ended December 31,		Years Ended December 31,
Statement of income (loss) and operating data:	2024	2023	2024	2023

Revenue:
Capitated revenue	$63,076	$60,091	$259,881	$219,774
Service revenue	12,213	11,848	40,646	41,559
Investment income	225	—	711	—
Total unaffiliated revenue	75,514	71,939	301,238	261,333
Affiliated revenue	3,738	(611)	12,489	5,876
Total segment revenue	79,252	71,328	313,727	267,209
Operating expenses
Medical Costs	38,706	33,158	131,541	97,483
Operating Costs	28,536	26,896	128,672	119,922
Goodwill impairment	—	—	—	401,385
Intangible assets impairment	—	—	11,411	—
Bad debt expense	—	4,345	—	4,984
Restructuring charges	—	—	—	130
Depreciation and amortization	2,785	3,181	12,538	12,651
Total operating expenses	70,027	67,580	284,162	636,555
Operating income (loss)	$9,225	$3,748	$29,565	$(369,346)

NeueSolutions
($ in thousands)	Three Months Ended December 31,		Years Ended December 31,
Statement of income (loss) and operating data:	2024	2023	2024	2023

Revenue:
ACO REACH revenue	$154,249	$219,659	$625,339	896,504
Service revenue	2,823	1,203	9,747	2,879
Total segment revenue	157,072	220,862	635,086	899,383
Operating expenses
Medical Costs	149,926	231,095	623,089	904,986
Operating Costs	4,041	4,391	17,243	14,474
Bad debt expense	1	8	17	22,423
Total operating expenses	153,968	235,494	640,349	941,883
Operating income (loss)	$3,104	$(14,632)	$(5,263)	$(42,500)

Non-GAAP Financial Measures

We use the non-GAAP financial measures Adjusted EBITDA and Adjusted Operating Cost Ratio. We define Adjusted EBITDA as Net Loss excluding (income) loss from discontinued operations, interest expense, income taxes, transaction related costs, depreciation and amortization, share-based and long-term compensation expense, restructuring and contract termination costs, impairment of goodwill and intangible assets, losses related to the bankruptcy of one of our ACO REACH partners, changes in the fair value of equity securities and derivatives, changes in the fair value of contingent consideration. We define Adjusted Operating Cost Ratio as Operating Cost Ratio excluding share-based compensation expense. These non-GAAP measures have been presented in this quarterly Earnings Release or in the earnings conference call and related materials as supplemental measures of financial performance that are not required by or presented in accordance with GAAP because we believe they assist management and investors in comparing our operating performance across reporting periods on a consistent basis by excluding and including items that we do not believe are indicative of our core operating performance. Management believes these measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Management uses Adjusted EBITDA and Adjusted Operating Cost Ratio to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

Adjusted EBITDA is not a recognized term under GAAP and should not be considered as an alternative to Net Income (Loss) as a measure of financial performance or any other performance measure derived in accordance with GAAP. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentation of Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentation of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

Adjusted Operating Cost Ratio is not a recognized term under GAAP and should not be considered as an alternative to Operating Cost Ratio as a measure of financial performance or any other performance measure derived in accordance with GAAP. The presentation of Adjusted Operating Cost Ratio has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentation of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

The following table provides a reconciliation of net loss to Adjusted EBITDA for the periods presented:

	Three Months Ended December 31,		Years Ended December 31,
($ in thousands)	2024	2023	2024	2023
Net Income (Loss)	$2,523	$(460,572)	$(99,717)	$(1,265,808)
Loss from Discontinued Operations	(45,003)	397,745	(2,341)	638,066
EBITDA adjustments from continuing operations
Interest expense	6,248	11,206	18,701	38,203
Income tax (benefit) expense	(672)	1,591	2,597	(1,428)
Transaction related costs (a)	16,122	4,363	19,301	23,252
Depreciation and amortization (h)	3,603	4,024	14,658	18,296
Share-based compensation and other long-term incentive compensation expense (b)	12,577	18,081	68,824	83,692
Restructuring and contract termination costs (e)	775	122	956	6,990
Impairment of goodwill and long-lived assets (h)	2,749	274	2,880	401,659
ACO REACH care partner bankruptcy (g)	—	8,713	3,475	36,454
Change in fair value of warrant liability (d)	7,486	4,097	3,661	13,971
Change in fair value of contingent consideration (i)	—	—	—	(1,827)
Held-for-sale operations (f)	(926)	—	19,812	—
Gain on troubled debt restructuring (c)	—	—	(30,311)	—
EBITDA adjustments from continuing operations	$47,962	$52,471	$124,554	$619,262
Adjusted EBITDA	$5,482	$(10,356)	$22,496	$(8,480)

(a)Transaction related costs include accounting, tax, valuation, consulting, legal and investment banking fees directly relating to financing initiatives and acquisitions or dispositions. These costs can vary from period to period and impact comparability, and we do not believe such transaction costs reflect the ongoing performance of our business. Included within transaction costs is $14.2 million of compensation expense that was recognized in relation to the purchase of the minority interest in Centrum for the three and twelve months ended December 31, 2024. There was no compensation expense included within transaction costs for the three and twelve months ended December 31, 2023.
(b)Represents non-cash compensation expense related to stock option and restricted stock unit award grants, which can vary from period to period based on several factors, including the timing, quantity and grant date fair value of the awards. Also includes estimated compensation expense that the Company has the option to pay in cash or shares of $1.0 million and $6.4 million for the three and twelve months ended December 31, 2024, which is a 2024-only deviation from the long-term incentive award program.
(c)Beginning in the first quarter of 2024, Adjusted EBITDA excludes the impact of gains on troubled debt restructuring. The comparable periods in 2023 have been recast to exclude these impacts.
(d)Represents the non-cash change in the fair value of the warrant liability established for warrants included in our financing arrangements, which are remeasured at fair value each reporting period.
(e)Restructuring and contract termination costs represent severance costs as part of a workforce reduction, amounts paid for early termination of leases, and impairment of certain long-lived assets primarily relating to our decision to exit the Commercial business for the 2023 plan year.
(f)Beginning in the second quarter of 2024, Adjusted EBITDA excludes the impact of our operations classified as held-for-sale. For the three and twelve months ended December 31, 2024, no intangible asset impairment expense and $11.4 million of intangible asset impairment expense was incurred, respectively, as a result of classifying operations as held-for-sale. The comparable periods in 2023 have been recast to exclude these impacts.
(g)Represents the costs expected to be incurred as a result of one of our ACO REACH care partners filing for bankruptcy; includes the full allowance established for the outstanding receivable and ongoing costs incurred to manage and provide service to members attributed to the care partner that would have otherwise been reimbursed prior to the care partner’s bankruptcy.
(h)Adjustment has been updated to remove the impact of our held-for-sale operations that are adjusted for in their entirety as described in (f).
(i)Represents the change in fair value of contingent consideration from business combinations, which is remeasured at fair value each reporting period.

The following table provides a reconciliation of Adjusted Operating Cost Ratio for the periods presented:

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Operating Cost Ratio	31.3%	22.3%	29.2%	24.7%
Impact of share-based and other long-term incentive compensation expense (a)	(5.4)%	(6.2)%	(7.3)%	(7.2)%
Impact of held-for-sale operations (b)	(0.6)%	(3.5)%	(2.3)%	(2.4)%
Impact of transaction related costs (c)	(6.9)%	(1.5)%	(2.1)%	(2.0)%
Adjusted Operating Cost Ratio	18.4%	11.1%	17.5%	13.1%

(a)Represents non-cash compensation expense related to stock option and restricted stock unit award grants, which can vary from period to period based on several factors, including the timing, quantity and grant date fair value of the awards. Also includes estimated compensation expense that the Company has the option to pay in cash or shares of $1.0 million and $6.4 million for the three and twelve months ended December 31, 2024, which is a 2024-only deviation from the long-term incentive award program.
(b)Represents the impact of revenue and operating costs related to our operations classified as held-for-sale during the year ended December 31, 2024. The comparable periods in 2023 have been recast to exclude these impacts.
(c)Transaction related costs include accounting, tax, valuation, consulting, legal and investment banking fees directly relating to financing initiatives and acquisitions or dispositions. These costs can vary from period to period and impact comparability, and we do not believe such transaction costs reflect the ongoing performance of our business. Included within transaction costs is $14.2 million of compensation expense that was recognized in relation to the purchase of the minority interest in Centrum for the three and twelve months ended December 31, 2024. There was no compensation expense included within transaction costs for the year ended December 31, 2023.